As filed with the Securities and Exchange Commission on November 17, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             BKF CAPITAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

     DELAWARE                                               36-0767530
(State or other jurisdiction of                             (IRS Employer
incorporation or organization)                              Identification No.)

                           ---------------------------

                              ONE ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 332-8400
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           ---------------------------

            BKF CAPITAL GROUP, INC. 1998 INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)
                           ---------------------------

                               NORRIS NISSIM, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             BKF CAPITAL GROUP, INC.
                              ONE ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 332-8400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------

                                    COPY TO:

                              JOHN C. KENNEDY, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000
                           ---------------------------

                                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed Maximum       Proposed Maximum      Amount of
           Title of Each Class of                                       Offering Price Per     Aggregate Offering   Registration
         Securities to be Registered         Amount to be Registered          Share                 Price                Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $1.00 per share        256,357 shares(1)(2)        $13.84              $ 3,547,980.80          $  936.67
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $1.00 per share      1,043,643 shares(2)           $18.16(3)           $18,952,556.00(3)       $5,003.47
-----------------------------------------------------------------------------------------------------------------------------------
Total                                        1,300,000 shares(2)                                                       $5,940.14
===================================================================================================================================

(1) Consists of shares of common stock, par value $1.00 per share, of BKF Capital Group, Inc. with respect to which options have been granted at a weighted average exercise price of $13.84.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share was determined by averaging the high and low prices of the common stock, par value $1.00 per share, of BKF Capital Group, Inc. as reported on the New York Stock Exchange composite tape on November 14, 2000.

================================================================================

                                EXPLANATORY NOTE


         The Section 10(a) prospectus being delivered by BKF Capital Group, Inc. (the "Company") to participants in the BKF Capital Group, Inc. 1998 Incentive Compensation Plan (the "Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") which have been reserved for issuance pursuant to the Plan. The information regarding the Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not required to be filed in the Registration Statement.


ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed in the Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company (File No. 1-10024) are incorporated by reference in this Registration Statement:

                  1. The Company's Annual Report on Form N-30D for the fiscal year ended December 31, 1999 filed with the Commission on February 1, 2000, as supplemented by the Company's Annual Report Supplement on Form N-30D/A filed with the Commission on March 13, 2000;

                  2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 filed with the Commission on May 22, 1999;

                  3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 filed with the Commission on August 15, 2000;

                  4. The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 filed with the Commission on November 17, 2000;

                  5. The Company's Current Report on Form 8-K filed with the Commission on April 25, 2000; and

                  6. The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 4, 1993, and any amendment or report filed for the purpose of updating any such description.

         In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The certificate of incorporation of the Company, as amended to date (the "BKF Charter"), provides indemnification to the extent not prohibited by Delaware law (including as such law may be amended in the future to be more favorable to directors and officers). Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation, such as a derivative action) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The BKF Charter provides that its officers and directors, and any person serving in any capacity at the request of the Company for another enterprise shall be entitled to such indemnification; provided, however, that indemnification will not be available where an officer or director is liable for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office and that indemnification shall not be available in connection with any actions, suit or proceeding brought by or on behalf of an officer or director without prior approval of the Board of Directors of the Company.

         Under Section 145 of the DGCL, depending on the nature of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person so indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of a derivative action, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         Section 145 further provides that to the extent that a director or officer of a corporation is successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. However, if such director or officer is not successful in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, he or she shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard set forth above as determined by a majority of the disinterested directors, by independent legal counsel or by the stockholders.

         As permitted by Section 102(b)(7) of the DGCL, the BKF Charter includes a provision which eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability (1) for the breach of a director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to unlawful payment of a dividend and unlawful stock purchase and redemption) or
(4) for any transaction from which the director derived any improper personal benefit.

         Finally, the Company carries directors' and officers' liability insurance covering losses up to specified amounts.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

EXHIBITS
--------

4.1 Certificate of Incorporation of the Company, as currently in effect, incorporated herein by reference to Exhibit 3(i) to the Company's Form 10-Q filed with the Commission on August 15, 2000 (SEC file No. 1-10024).

4.2               By-laws of the Company, incorporated herein by reference to
                  Exhibit 3(ii) to the Company's Form 10-Q filed with the Commission on August 15, 2000 (SEC file No. 1-10024).

4.3 BKF Capital Group, Inc. 1998 Incentive Compensation Plan, incorporated herein by reference to Exhibit 10.1 to the Company's Form 10-Q filed with the Commission on November 17, 2000 (SEC file No. 1-10024).

4.4*              Form of Stock Option Award Agreement.

4.5*              Form of Deferred Stock Award Agreement.

5.1* Opinion of Norris Nissim, Esq., Vice President, General Counsel and Secretary of the Company, regarding the legality of the Common Stock being registered.

23.1*             Consent of Ernst & Young LLP.

23.2*             Consent of Norris Nissim (included in Exhibit 5.1).

24.1*             Power of Attorney (included on signature page).

------------------------
*        Filed herewith.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 17, 2000.



                         BKF CAPITAL GROUP, INC.
                         (Registrant)


                         By:  /s/ John A. Levin
                              ----------------------------------
                              John A. Levin
                              Chairman, Chief Executive Officer and President



                                POWER OF ATTORNEY

         The officers and directors of BKF Capital Group, Inc. whose signatures appear below hereby constitute and appoint John A. Levin and Glenn A. Aigen, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, to sign and execute on behalf of the undersigned any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on November 17, 2000 by the following persons in the capacities indicated.


         SIGNATURE                                TITLES
         ---------                                ------

     /s/ John A. Levin
-----------------------------
     John A. Levin                 Chairman, Chief Executive Officer and
                                   President and Director (Principal Executive
                                   Officer)

         SIGNATURE                                TITLES
         ---------                                ------

     /s/ Glenn A. Aigen
-----------------------------      Senior Vice President and Chief Financial
     Glenn A. Aigen                Officer (Principal Financial and Accounting
                                   Officer)


     /s/ J. Barton Goodwin         Director
-----------------------------
     J. Barton Goodwin


     /s/ David D. Grumhaus         Director
-----------------------------
     David D. Grumhaus


     /s/ Burton G. Malkiel         Director
-----------------------------
     Burton G. Malkiel


     /s/ Peter J. Solomon          Director
-----------------------------
     Peter J. Solomon


     /s/ Dean J. Takahashi         Director
-----------------------------
     Dean J. Takahashi


     /s/ James S. Tisch            Director
-----------------------------
     James S. Tisch

                                INDEX TO EXHIBITS
                                -----------------


EXHIBITS
--------

4.1 Certificate of Incorporation of the Company, as currently in effect, incorporated herein by reference to Exhibit 3(i) to the Company's Form 10-Q filed with the Commission on August 15, 2000 (SEC file No. 1-10024).

4.2               By-laws of the Company, incorporated herein by reference to
                  Exhibit 3(ii) to the Company's Form 10-Q filed with the Commission on August 15, 2000 (SEC file No. 1-10024).

4.3 BKF Capital Group, Inc. 1998 Incentive Compensation Plan, incorporated herein by reference to Exhibit 10.1 to the Company's Form 10-Q filed with the Commission on November 17, 2000 (SEC file No. 1-10024).

4.4*              Form of Stock Option Award Agreement.

4.5*              Form of Deferred Stock Award Agreement.

5.1* Opinion of Norris Nissim, Esq., Vice President, General Counsel and Secretary of the Company, regarding the legality of the Common Stock being registered.

23.1*             Consent of Ernst & Young LLP.

23.2*             Consent of Norris Nissim (included in Exhibit 5.1).

24.1*             Power of Attorney (included on signature page).

------------------------
* Filed herewith.


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